EXHIBIT  32.1


                            Section 906 Certification
                            -------------------------

     The following statement is provided by the undersigned to accompany the Form 10-K of the MLM Index Fund pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350).

     The undersigned certifies that the foregoing Report on Form 10-K fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m) and that the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the MLM Index Fund.


March 15, 2005


/s/ Timothy J. Rudderow
-----------------------------
Timothy J. Rudderow
President
Mount Lucas Management Corporation,
the manager of the MLM Index Fund


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